                                                                  EXHIBIT 99e(4)



================================================================================




                 AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT



                                     between



                        STATE AUTO FINANCIAL CORPORATION

                                       and

                             SAF FUNDING CORPORATION





                          Dated as of November 16, 2001




================================================================================

                                TABLE OF CONTENTS

Section                                                                                                         Page
-------                                                                                                         ----

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
     1.1  Definitions and Accounting Terms........................................................................1

ARTICLE II  PURCHASE OF PREFERRED STOCK...........................................................................6
     2.1  Purchases...............................................................................................6
     2.2  Notices of Purchases....................................................................................6
     2.3  Commitment Fee..........................................................................................6

ARTICLE III  CONDITIONS TO PURCHASE...............................................................................6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF STATE AUTO FINANCIAL................................................7
     4.1  Corporate Existence.....................................................................................7
     4.2  Litigation..............................................................................................7
     4.3  No Breach...............................................................................................7
     4.4  Action   ...............................................................................................8
     4.5  Approvals...............................................................................................8
     4.6  Capitalization..........................................................................................8
     4.7  True and Complete Disclosure............................................................................9

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................9
     5.1  Investment..............................................................................................9
     5.2  No Agreement to Transfer................................................................................9
     5.3  Knowledge and Experience................................................................................9
     5.4  Access to Information...................................................................................9
     5.5  Risk.... ..............................................................................................10
     5.6  Restrictions on Transfer...............................................................................10

ARTICLE VI  COVENANTS............................................................................................10
     6.1  Transfer ..............................................................................................10
     6.2  Redemption.............................................................................................10
     6.3  Use of Proceeds........................................................................................10

ARTICLE VII  REGISTRATION RIGHTS.................................................................................11
     7.1  Demand Registration....................................................................................11
     7.2  Piggyback Registrations................................................................................12
     7.3  Registration Procedures................................................................................14
     7.4  Underwritten Offerings.................................................................................17
     7.5  Holdback Agreements By State Auto Financial and Other Securityholders..................................18
     7.6  Indemnification........................................................................................19
     7.7  Covenants Relating to Rule 144.........................................................................22
     7.8  References to holders of Registrable Securities........................................................22


ARTICLE VIII  MISCELLANEOUS......................................................................................22
     8.1  Waiver.................................................................................................22
     8.2  Notices................................................................................................23
     8.3  Amendments, Etc........................................................................................23
     8.4  Successors and Assigns.................................................................................23
     8.5  Captions...............................................................................................23
     8.6  Counterparts...........................................................................................23
     8.7  Governing Law; Submission to Jurisdiction..............................................................23
     8.8  Waiver of Jury Trial...................................................................................23
     8.9  Further Assurances.....................................................................................24
     8.10  Payments by State Auto Financial......................................................................24
     8.11  Payments Received by the Company under Basic Documents................................................24
     8.12  Third-Party Beneficiaries.............................................................................24
     8.13  Severability..........................................................................................24


                                    SCHEDULES

Schedule I             Equity Rights and Repurchase Obligations

                                    EXHIBITS

Exhibit A              Class A Preferred Stock Certificate
Exhibit B              Purchase Notice
Exhibit C              Opinion of General Counsel of State Auto Financial

                 AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT

         This Amended and Restated Standby Purchase Agreement, dated as of November 16, 2001, is by and between State Auto Financial Corporation, a corporation duly organized and validly existing under the laws of the State of Ohio ("STATE AUTO FINANCIAL"), and SAF Funding Corporation, a Delaware corporation (the "COMPANY").

                                   RECITALS:
                                   ---------

         A. In order to raise funds for catastrophic loss claims and/or loss adjustment expenses that may be made from time to time for residential and commercial property under insurance coverage underwritten by State Automobile Mutual Insurance Company, an Ohio mutual insurance company ("STATE AUTO MUTUAL"), and certain of its affiliates, which have been reinsured by State Auto Property and Casualty Insurance Company, a South Carolina corporation ("STATE AUTO P&C"), through the issuance and sale by State Auto Financial and the purchase by the Company, from time to time, of State Auto Financial's Class A Preferred Stock, no par value per share (the "CLASS A PREFERRED STOCK"), State Auto Financial and the Company entered into that certain Standby Purchase Agreement dated as of November 19, 1999 (the "EXISTING SPA").

         B. State Auto Financial and the Company desire to amend and restate the Existing SPA in order to make certain modifications thereto.

                  NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree to amend and restate the Existing SPA as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS AND ACCOUNTING TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this SECTION 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "AGENT" shall mean Bank One, NA, as agent under the Credit Agreement.

                  "BASIC DOCUMENTS" shall have the meaning assigned thereto in the Credit Agreement.

                  "COMMISSION" shall mean the United States Securities and Exchange Commission, or any successor governmental agency or authority.

                  "COMMITMENT" shall have the meaning assigned thereto in the Credit Agreement.

                  "COMPANY PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement, dated as of the date hereof, among the Company and the Agent, as modified and supplemented and in effect from time to time.

                  "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, the Agent and the Lenders, as modified and supplemented and in effect from time to time.

                  "CUTBACK REGISTRATION" shall mean any Demand Registration or Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises State Auto Financial and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of State Auto Financial which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

                  "DEMAND REGISTRATION" shall mean any registration of Registrable Securities under the Securities Act effected in accordance with
SECTION 7.1 hereof.

                  "EFFECTIVE LONG-FORM REGISTRATION" shall mean a Long-Form Registration that results in an Effective Registration.

                  "EFFECTIVE REGISTRATION" shall mean a Demand Registration which (a) has been declared or ordered effective in accordance with the rules of the Commission, (b) has been kept effective for the period of time contemplated by SECTION 7.3(B) hereof and (c) has resulted in the Registrable Securities requested to be included in such registration actually being sold (except by reason of some act or omission on the part of the Requesting Holders); PROVIDED that for purposes of this Agreement (i) a Cutback Registration shall not be an Effective Registration and (ii) a Demand Registration in which State Auto Financial includes securities for sale for the account of State Auto Financial shall not be an Effective Registration.

                  "EFFECTIVE SHORT-FORM REGISTRATION" shall mean a Short-Form Registration that results in an Effective Registration.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FORM S-1" shall mean Form S-1 promulgated by the Commission under the Securities Act, or any successor or similar long-form registration statement.

                  "FORM S-2" shall mean Form S-2 promulgated by the Commission under the Securities Act, or any successor or similar short-form registration statement.

                  "FORM S-3" shall mean Form S-3 promulgated by the Commission under the Securities Act, or any successor or similar short-form registration statement.

                  "INDEMNIFIED PARTY" shall mean a party entitled to indemnity in accordance with SECTION 7.6 hereof.

                  "INDEMNIFYING PARTY" shall mean a party obligated to provide indemnity in accordance with SECTION 7.6 hereof.

                  "INSPECTORS" shall have the meaning assigned thereto in
SECTION 7.3(J) hereof.

                  "LENDERS" shall have the meaning assigned thereto in the Credit Agreement.

                  "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "LOANS" shall have the meaning assigned thereto in the Credit Agreement.

                  "LONG-FORM REGISTRATION" shall mean a Demand Registration effected by the filing of a registration statement on Form S-1 with the Commission.

                  "LOSSES" shall have the meaning assigned thereto in SECTION 7.6(a) hereof.

                  "MAJORITY LENDERS" shall have the meaning assigned thereto in the Credit Agreement.

                  "MANAGING UNDERWRITER" shall mean, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of State Auto Mutual and its Subsidiaries taken as a whole, (b) the ability of State Auto Financial to issue the Class A Preferred Stock to or perform its obligations under this Agreement, (c) the ability of State Auto Mutual or State Auto Financial to perform its respective obligations under the Put Agreement, (d) the validity or enforceability of any of the Basic Documents or (e) the rights and remedies of the Lenders and the Agent under any of the Basic Documents.

                  "NASD" shall mean the National Association of Securities Dealers.

                  "NOTICE OF DEMAND REGISTRATION" shall have the meaning assigned thereto in SECTION 7.1(a) hereof.

                  "NOTICE OF PIGGYBACK REGISTRATION" shall have the meaning assigned thereto in SECTION 7.2(a) hereof.

                  "PIGGYBACK REGISTRATION" shall mean any registration of equity securities of State Auto Financial under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of State Auto Financial or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of State Auto Financial or for the account of any holder of securities of State Auto Financial (other than Registrable Securities).

                  "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "PUBLIC OFFERING" shall mean any offering of any equity securities of State Auto Financial to the public, either on behalf of State Auto Financial or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

                  "PURCHASE COMMITMENT" shall mean the obligation of the Company to purchase Class A Preferred Stock with an aggregate original Redemption Value of not more than $100,000,000.

                  "PURCHASE COMMITMENT TERMINATION DATE" shall mean November 14, 2002; PROVIDED that if the "Commitment Termination Date" under the Credit Agreement is extended as provided therein, the Purchase Commitment Termination Date shall, automatically and without any action on the part of State Auto Financial or the Company, be extended to the date to which said "Commitment Termination Date" has been so extended.

                  "PURCHASE DATE" shall have the meaning assigned thereto in
SECTION 2.2 hereof.

                  "PURCHASE NOTICE" shall mean a Purchase Notice substantially in the form of EXHIBIT B hereto.

                  "PUT AGREEMENT" shall mean the Amended and Restated Put Agreement, dated as of the date hereof, among State Auto Mutual, State Auto Financial and the Agent, as modified and supplemented and in effect from time to time.

                  "PUT DISHONOR" shall mean the failure of State Auto Mutual for any reason after its receipt of a Put Notice (as defined in the Put Agreement) to comply with its obligations under the Put Agreement to purchase each Lender's Loans, Notes and Commitment (each, as defined in the Put Agreement) or the Class A Preferred Stock, as specified in such Put Notice.

                  "PUT EVENT" shall have the meaning assigned thereto in the Put Agreement.

                  "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the day hereof.

                  "RECORDS" shall have the meaning assigned thereto in SECTION 7.3(j) hereof.

                  "REDEMPTION VALUE" shall mean, with respect to any Class A Preferred Stock, the "Redemption Value" for such Class A Preferred Stock set forth in the certificate evidencing such Class A Preferred Stock.

                  "REGISTRABLE SECURITIES" shall mean (a) any shares of Class A Preferred Stock purchased pursuant to SECTION 2.1 hereof and (b) any additional shares of Class A Preferred Stock issued or distributed by way of a dividend, stock split or other distribution in respect of such Class A Preferred Stock purchased pursuant to SECTION 2.1 hereof, or acquired by way of any rights offering or similar offering made in respect of such Class A Preferred Stock. As to any particular Registrable Securities, once issued such securities shall cease to be

Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 or (iii) they shall have ceased to be outstanding.

                  "REGISTRATION EXPENSES" shall mean all expenses incident to State Auto Financial's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Demand Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for State Auto Financial and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel and single firm of accountants retained by the holders of a majority of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof.

                  "REGISTRATION REQUEST" shall have the meaning assigned thereto in SECTION 7.1 hereof.

                  "REQUESTING HOLDERS" shall mean, with respect to any Demand Registration or Piggyback Registration, the holders of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with this Agreement.

                  "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SHORT-FORM REGISTRATION" shall mean a Demand Registration effected by the filing of a registration statement on Form S-2 or Form S-3 with the Commission.

                  "STATE AUTO MUTUAL" shall mean the meaning assigned thereto in the first Whereas clause of this Agreement.

                  "STATE AUTO P&C" shall mean the meaning assigned thereto in the first Whereas clause of this Agreement.

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                                   ARTICLE II

                           PURCHASE OF PREFERRED STOCK

         2.1 PURCHASES. The Company agrees, on the terms and conditions of this Agreement, to purchase from State Auto Financial in one or more transactions, Class A Preferred Stock with an aggregate Redemption Value of not more than $100,000,000. The purchase price payable by the Company for each share of Class A Preferred Stock shall be equal to the Redemption Value thereof.

         2.2 NOTICES OF PURCHASES. State Auto Financial shall give the Company notice of each purchase hereunder by delivering to the Company a Purchase Notice not less than four Business Days prior to the date of such purchase (the "PURCHASE DATE"). Not later than 2:00 p.m. New York time on the Purchase Date specified for each such purchase, the Company shall make available the amount of the purchase price of the Class A Preferred Stock to be purchased by it by depositing in immediately available funds such purchase price in an account designated by State Auto Financial.

         2.3 COMMITMENT FEE. State Auto Financial shall pay to the Company a commitment fee on the daily average unused amount (based on the aggregate Redemption Value of not more than $100,000,000 of Class A Preferred Stock) of the Company's Purchase Commitment, for the period from and including the date hereof to but not including the earlier of the date such Purchase Commitment is terminated and the Purchase Commitment Termination Date, at a rate per annum equal to 0.20%. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Purchase Commitments are terminated and the Purchase Commitment Termination Date.

                                  ARTICLE III

                             CONDITIONS TO PURCHASE

         The obligations of the Company to purchase any Class A Preferred Stock hereunder is subject to the following conditions:

                  (a) PURCHASE NOTICE. The Company shall have received a Purchase Notice with respect to such purchase, duly completed and executed.

                  (b) OPINION OF COUNSEL TO THE COMPANY. The Company shall have received an opinion, dated the Purchase Date, of John Lowther, general counsel of State Auto Financial, substantially in the form of EXHIBIT C hereto and covering such other matters as the Company may reasonably request.

                  (c) CERTIFICATES. The Company shall have received duly executed stock certificates, substantially in the form of EXHIBIT A hereto, evidencing the aggregate number of shares of Class A Preferred Stock to be purchased by the Company on such Purchase Date.

                  (d) CATASTROPHIC LOSS. Any one or more of State Auto Mutual, State Auto P&C, Milbank Insurance Company, Farmers Casualty Insurance Company, Midwest Security Insurance Company, State Auto National Insurance Company, Meridian Security Insurance Company, Meridian Citizens Security Insurance Company and Meridian Citizens Mutual Insurance Company shall have incurred liability in excess of $120,000,000 in the aggregate in respect of catastrophic loss claims and/or loss adjustment expenses resulting from the occurrence of a single catastrophic event (but excluding catastrophic loss claims and/or adjustment expenses under war-risk, allied perils, terrorism, hijacking, governmental confiscation or expropriation insurance coverage) and the Company shall have received a certificate of a senior financial officer of State Auto Financial to such effect.

                  (e) OFFICER'S CERTIFICATE. The Company shall have received a certificate of a senior financial officer of State Auto Financial to the effect that, both immediately prior to such purchase and also after giving effect thereto and to the intended use thereof (i) no Put Event (or an event with notice or lapse of time or both would become a Put Event) shall have occurred and be continuing; and (ii) the representations and warranties made by State Auto Financial in ARTICLE IV hereof shall be true and complete on and as of the date of such purchase with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF STATE AUTO FINANCIAL

         State Auto Financial represents and warrants to the Company that:

         4.1 CORPORATE EXISTENCE. Each of State Auto Financial and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

         4.2 LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of State Auto Financial) threatened against State Auto Financial or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

         4.3 NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof (including issuance of the Class A Preferred Stock) will conflict with or result in a breach of, or require any consent under, the charter or by-laws (or equivalent documents) of State Auto Financial, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which State Auto Financial or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of State Auto Financial or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

         4.4 ACTION. State Auto Financial has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to issue the Class A Preferred Stock; the execution, delivery and performance by State Auto Financial of this Agreement (and the issuance of the Class A Preferred Stock) have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by State Auto Financial and constitutes, its legal, valid and binding obligation, enforceable against State Auto Financial in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.5 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange (other than any authorizations, approvals, consents, filings and registrations heretofore duly made or obtained and in full force and effect), are necessary for the execution, delivery or performance by State Auto Financial of this Agreement (or for the issuance of the Class A Preferred Stock) or for the legality, validity or enforceability hereof.

         4.6 CAPITALIZATION. The authorized capital stock of State Auto Financial consists, on the date hereof, of an aggregate of 105,000,000 shares consisting of (a) 100,000,000 shares of common stock, no par value, of which 38,866,955 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable, (b) 2,500,000 shares of Class A Preferred Stock, no par value, none of which shares issued and outstanding and
(c) 2,500,000 shares of Class B Preferred Stock, no par value, none of which shares are issued and outstanding. As of the date hereof, 68% of such issued and outstanding shares of common stock are owned beneficially and of record by State Auto Mutual. Upon issuance, each share of Class A Preferred Stock will benefit from the Terms and Conditions of Class A Preferred Stock attached to form of Class A Preferred Stock Certificate attached hereto as EXHIBIT A. As of the date hereof, (i) except for this Agreement, the Put Agreement and as set forth in Part A of SCHEDULE I hereto, there are no outstanding Equity Rights with respect to State Auto Financial and (ii) except as set forth in Part B of SCHEDULE I hereto, there are no outstanding obligations of State Auto Financial or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of State Auto Financial nor are there any outstanding obligations of State Auto Financial or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of State

Auto Financial or any of its Subsidiaries. All shares of Class A Preferred Stock purchased by the Company hereunder will, when so purchased, be duly and validly issued and outstanding, fully paid and nonassessable.

         4.7 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of State Auto Financial and State Auto Mutual to the Company, the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by State Auto Mutual and its Subsidiaries to the Company, the Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to State Auto Financial that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to State Auto Financial that:

         5.1 INVESTMENT. The Company will purchase the Class A Preferred Stock only for its own account, for investment purposes and not with a view to resale or distribution, and not on behalf of any other person or entity.

         5.2 NO AGREEMENT TO TRANSFER. Except as set forth in this Agreement, the Credit Agreement, the Put Agreement and the Company Pledge Agreement, the Company is not a party to any agreement, arrangement or understanding concerning the transfer of the Class A Preferred Stock or any interest therein to any other person or entity.

         5.3 KNOWLEDGE AND EXPERIENCE. The Company has (a) adequate knowledge and experience in financial and business matters to be able to evaluate the merits and risks of its investment in State Auto Financial and the Class A Preferred Stock under this Agreement, or (b) the advice or representation of a person or entity having such knowledge and experience.

         5.4 ACCESS TO INFORMATION. The Company has access to sufficient information regarding State Auto Financial, including, without limitation, State Auto Financial's filings under the Securities Exchange Act of 1934, as amended. The Company has requested information concerning State Auto Financial and has been given an opportunity to ask questions and receive answers concerning State Auto Financial and the terms and conditions of this

Agreement in order to evaluate the merits and risks of its investment in State Auto Financial and the Class A Preferred Stock under this Agreement.

         5.5 RISK. The Company is able to bear the economic risk of its investment in State Auto Financial and the Class A Preferred Stock under this Agreement and to hold the Class A Preferred Stock for purposes of investment.

         5.6 RESTRICTIONS ON TRANSFER.

                  (a) The Class A Preferred Stock which the Company will acquire hereunder (i) will not be registered by reason of an exemption from registration under Section 3(b) or 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or Regulation D promulgated thereunder and (ii) is not publicly traded, no market exists for the Class A Preferred Stock and the Company must hold the Class A Preferred Stock indefinitely unless a subsequent transfer or other disposition is registered under the Securities Act or is exempt from registration at the time of such transfer or other disposition.

                  (b) In the absence of an effective registration with respect to any proposed transfer of the Class A Preferred Stock (other than any transfer thereof as contemplated by the Company Pledge Agreement or the Put Agreement), State Auto Financial may require, as a condition to such transfer, a legal opinion by counsel of its choice, in form and substance as it may determine, or other documentation satisfactory to its Board of Directors, that an exemption from registration is available for the proposed transfer, and a restrictive legend to that effect will be set forth on the stock certificates representing the Class A Preferred Stock.

                                   ARTICLE VI

                                    COVENANTS

         6.1 TRANSFER. Except as contemplated by the Company Pledge Agreement and the Put Agreement, the Company shall not sell, offer for sale or otherwise transfer or dispose of the Class A Preferred Stock or any interest therein, unless pursuant to a registration or exemption from registration under the Securities Act and all applicable state securities laws then in effect.

         6.2 REDEMPTION. State Auto Financial shall redeem the Class A Preferred Stock at the times, in the amounts, at the prices and on such other terms and conditions as are described in the stock certificates evidencing such Class A Preferred Stock.

         6.3 USE OF PROCEEDS. State Auto Financial shall use the proceeds of the sale of Class A Preferred Stock hereunder solely for the purpose of contributing such proceeds to State Auto P&C for it to use to pay direct and assumed catastrophic loss claims and/or loss adjustment expenses resulting from the catastrophic event to which such sale relates.

                                  ARTICLE VII

                               REGISTRATION RIGHTS

         7.1 DEMAND REGISTRATION.

                  (a) DEMAND REGISTRATION. At any time after the occurrence of a Put Dishonor, upon the written request of the holders of a majority of the Registrable Securities requesting that State Auto Financial effect the registration under the Securities Act of all or part of such holders' Registrable Securities and specifying the number of Registrable Securities to be registered and the intended method of disposition thereof (a "REGISTRATION REQUEST"), State Auto Financial will promptly, and in no event more than ten
(10) Business Days after receipt of such Registration Request, give written notice (a "NOTICE OF DEMAND REGISTRATION") of such request to all other holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of:

                           (i) the Registrable Securities which State Auto Financial has been so requested to register by such holders of a majority of the Registrable Securities; and

                           (ii) all other Registrable Securities the holders of which have made written requests to State Auto Financial for registration thereof within 20 days after the giving of the Notice of Demand Registration (which requests shall specify the intended method of disposition thereof), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. If requested by the holders of a majority of the Registrable Securities requested to be included in any Demand Registration, the method of disposition of all Registrable Securities included in such registration shall be an underwritten offering effected in accordance with SECTION 7.4(a) hereof. Subject to paragraph
(e) of this SECTION 7.1, State Auto Financial may include in such registration other securities for sale for its own account or for the account of any other Person. If any security holders of State Auto Financial (other than the holders of Registrable Securities in such capacity) register securities of State Auto Financial in a Demand Registration in accordance with this SECTION 7.1, such holders shall pay the fees and expenses of their counsel and their pro rata share, on the basis of the respective amounts of the securities included in such registration on behalf of each such holder, of the Registration Expenses if the Registration Expenses for such registration are not paid by State Auto Financial for any reason.

                  (b) LIMITATIONS ON DEMAND REGISTRATIONS. Notwithstanding anything herein to the contrary, State Auto Financial shall not be required to honor a request for a Demand Registration if:

                           (i) a Put Dishonor shall not have occurred;

                           (ii) in the case of a Long-Form Registration, State Auto Financial has previously effected one Effective Long-Form Registration;

                           (iii) in the case of a Short-Form Registration, State Auto Financial has previously effected one Effective Short-Form Registration; or

                           (iv) such request is received by State Auto Financial less than 90 days following the effective date of any previous registration statement filed in connection with a Demand Registration, regardless of whether any holder of Registrable Securities exercised its rights under this Agreement with respect to such registration.

                  (c) REGISTRATION STATEMENT FORM. Demand Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by State Auto Financial, and shall be reasonably acceptable to the holders of a majority of the Registrable Securities to which such registration relates, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration; PROVIDED that such registration form is available under the terms of this Agreement. Notwithstanding the foregoing, if State Auto Financial selects a Form S-3 and the use of such form is available under the terms of this Agreement and is permitted by law, the holders of a majority of the Registrable Securities to which such registration relates may notify State Auto Financial in writing that, in the judgment of such holders (or, if applicable, the Managing Underwriter), the inclusion of some or all of the information required in a more detailed form specified in such notice is of material importance to the success of the Public Offering of such Registrable Securities, in which case State Auto Financial shall supplement or amend the Form S-3 to include such information.

                  (d) REGISTRATION EXPENSES. State Auto Financial will pay all Registration Expenses incurred in connection with any Demand Registration.

                  (e) PRIORITY IN CUTBACK REGISTRATIONS. If a Demand Registration becomes a Cutback Registration, State Auto Financial will include in any such registration to the extent of the number which the Managing Underwriter advises State Auto Financial can be sold in such offering (i) FIRST, Registrable Securities requested to be included in such registration by the Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders and (ii) SECOND, other securities of State Auto Financial proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among State Auto Financial and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

         7.2 PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If, at any time after the occurrence of a Put Dishonor, State Auto Financial at any time proposes after any shares of Class A Preferred Stock have been purchased hereunder to effect a Piggyback Registration, it will each such time give prompt written notice (a "NOTICE OF PIGGYBACK REGISTRATION"), at least 30 days prior to the anticipated filing date, to all holders of Registrable Securities of its intention to do so and of such holders' rights under this SECTION 7.2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within 15 days after receipt of a Notice of

Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), State Auto Financial will use its best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which State Auto Financial has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, State Auto Financial shall determine for any reason not to register or to delay registration of such securities, State Auto Financial may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Demand Registration under SECTION 7.1 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this SECTION 7.2 shall relieve State Auto Financial of its obligations to effect a Demand Registration under
SECTION 7.1 hereof.

                  (b) REGISTRATION EXPENSES. State Auto Financial will pay all Registration Expenses incurred in connection with each Piggyback Registration.

                  (c) PRIORITY IN CUTBACK REGISTRATIONS. If a Piggyback Registration becomes a Cutback Registration, State Auto Financial will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises State Auto Financial can be sold in such offering:

                           (i) if such registration as initially proposed by State Auto Financial was solely a primary registration of its securities, (x) FIRST, the securities proposed by State Auto Financial to be sold for its own account, and (y) SECOND any Registrable Securities requested to be included in such registration by Requesting Holders, PRO RATA on the basis of the number of Registrable Securities requested to be included by such holders, and (z) THIRD, any other securities of State Auto Financial proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among State Auto Financial and such holders; and

                           (ii) if such registration as initially proposed by State Auto Financial was in whole or in part requested by holders of securities of State Auto Financial, other than holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, (x) FIRST, such securities held by the holders initiating such registration and, if applicable, any securities proposed by State Auto Financial to be sold for its own account, allocated in accordance with the priorities then existing among State Auto Financial and such holders, and (y) SECOND any Registrable Securities requested to be included in such registration by Requesting Holders, PRO RATA on the basis of the number of Registrable Securities requested to be included by such holders, and (z) THIRD, any other securities of State Auto Financial proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among State Auto Financial and the holders of such other securities;

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

         7.3 REGISTRATION PROCEDURES. If and whenever State Auto Financial is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to SECTION 7.1 or 7.2 hereof, State Auto Financial will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof specified by the Requesting Holders. Without limiting the foregoing, State Auto Financial in each such case will, as expeditiously as possible:

                  (a) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective as soon as practicable, PROVIDED that as far in advance as practical before filing such registration statement or any amendment or supplement thereto, State Auto Financial will furnish to the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and State Auto Financial will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) 180 days after such registration statement becomes effective;

                  (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any

                           (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                           (ii) of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                           (iii) of the notification to State Auto Financial by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement (and State Auto Financial shall promptly attempt to have such order withdrawn); and

                           (iv) of the receipt by State Auto Financial of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (d) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

                  (e) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that State Auto Financial shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

                  (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

                  (g) furnish to each Requesting Holder a signed counterpart addressed to such holder (and the underwriters, if any), of

                           (i) an opinion of counsel for State Auto Financial, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

                           (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified State Auto Financial's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten

Public Offerings of securities and, in the case of the accountants' letter, such other financial matters, as such holder (or the underwriters, if any) may reasonably request;

                  (h) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (j) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of State Auto Financial (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause State Auto Financial's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which State Auto Financial determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to State Auto Financial and allow State Auto Financial, at State Auto Financial's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (k) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (l) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

                  State Auto Financial may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish State Auto Financial with such information and affidavits regarding such holder and the distribution of such securities as State Auto Financial may from time to time reasonably request in writing in connection with such registration.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from State Auto Financial of the happening of any event of the kind described in paragraph (h) of this SECTION 7.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by such paragraph
(h) and, if so directed by State Auto Financial, will deliver to State Auto Financial (at State Auto Financial's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event State Auto Financial shall give any such notice, the period referred to in paragraph (b) of this SECTION 7.3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (h) of this SECTION 7.3 and to and including the date when each holder of any Registrable Securities covered by such registration statement shall receive the copies of the supplemented or amended prospectus contemplated by such paragraph (h).

         7.4 UNDERWRITTEN OFFERINGS.

                  (a) UNDERWRITTEN DEMAND OFFERINGS. In the case of any underwritten Public Offering being effected pursuant to a Demand Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected, after consultation with State Auto Financial, by the holders of a majority of the Registrable Securities to be included in such underwritten offering with the consent of State Auto Financial, which consent shall not be unreasonably withheld. State Auto Financial shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in SECTION 7.6 hereof and shall take all such other actions as are reasonably requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, State Auto Financial to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with State Auto Financial or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to State Auto Financial and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

                  (b) UNDERWRITTEN PIGGYBACK OFFERINGS. If State Auto Financial at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, State Auto Financial will, subject to the provisions of SECTION 7.2(c) hereof, use its best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between State Auto Financial and such underwriter or underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, State Auto Financial to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with State Auto Financial or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to State Auto Financial and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

         7.5 HOLDBACK AGREEMENTS BY STATE AUTO FINANCIAL AND OTHER SECURITYHOLDERS. Unless the Managing Underwriter otherwise agrees, State Auto Financial and each holder of

Registrable Securities agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to and the 180 days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Demand Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto. State Auto Financial also agrees, unless the Managing Underwriter otherwise agrees, to cause each holder of its equity securities which is a party to a registration rights agreement with State Auto Financial entered into on or after the date hereof, and each holder of its equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from State Auto Financial, at any time after the date of this Agreement (other than in a Public Offering), to agree, to the extent permitted by law, not to effect any such public sale or distribution of such securities (including a sale under Rule 144), during such period, except as part of such underwritten registration.

         7.6 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY STATE AUTO FINANCIAL. State Auto Financial shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "LOSSES"), to which such seller or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and State Auto Financial will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); PROVIDED that State Auto Financial shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to State Auto Financial through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. State Auto Financial shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

                  (b) INDEMNIFICATION BY THE SELLERS. Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with a Demand Registration or a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless State Auto Financial, its directors and officers, and each other Person, if any, who controls State Auto Financial within the meaning of the Securities Act, against any Losses to which State Auto Financial or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to State Auto Financial through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED however, that the obligation to provide indemnification pursuant to this SECTION 7.6(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such registration statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this
SECTION 7.6(B) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of State Auto Financial or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to State Auto Financial.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
SECTION 7.6, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this SECTION 7.6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and PROVIDED further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (d) CONTRIBUTION. If the indemnity and reimbursement obligation provided for in any paragraph of this SECTION 7.6 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

                  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this SECTION 7.6 (with appropriate modifications) shall be given by State Auto Financial and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this
SECTION 7.6 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification required by this SECTION 7.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

         7.7 COVENANTS RELATING TO RULE 144. The Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish such holder with such other information as such holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration and will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by State Auto Financial's principal financial officer, stating (a) State Auto Financial's name, address and telephone number (including area code), (b) State Auto Financial's Internal Revenue Service identification number, (c) State Auto Financial's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by State Auto Financial, and (e) whether State Auto Financial has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

         7.8 REFERENCES TO HOLDERS OF REGISTRABLE SECURITIES. For purposes of this Agreement, references to holders of the Registrable Securities or holders of a majority of the Registrable Securities shall be deemed to refer to the pledgee of the Registered Securities under the Pledge and Security Agreement dated as of even date herewith between the Company and the Agent (as modified and supplemented and in effect from time to time, the "PLEDGE AGREEMENT") for so long as the Pledge Agreement shall remain in effect.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 WAIVER. No failure on the part of the either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         8.2 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this SECTION 8.2. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

         8.3 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement and subject to the Credit Agreement and the Put Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by each of State Auto Financial and the Company (with the consent of the Agent and the Lenders as specified in the Credit Agreement), and any provision of this Agreement may be waived by the Company (with the consent of the Agent and the Lenders as specified in the Credit Agreement).

         8.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, PROVIDED, that State Auto Financial may not assign any of its rights or obligations hereunder without the prior consent of the Company (with the consent of the Agent and all of the Lenders).

         8.5 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.7 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois. Each of State Auto Financial and the Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of the Supreme Court of the State of Illinois sitting in Cook County (including its Appellate Division), and of any other appellate court in the State of Illinois, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of State Auto Financial and the Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         8.8 WAIVER OF JURY TRIAL. EACH OF STATE AUTO FINANCIAL AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.9 FURTHER ASSURANCES. State Auto Financial agrees that, from time to time upon the written request of the Agent, State Auto Financial will execute and deliver such further documents and do such other acts and things as the Company, the Agent or any Lender (through the Agent) may reasonably request in order fully to effect the purposes of this Agreement.

         8.10 PAYMENTS BY STATE AUTO FINANCIAL. The Company hereby instructs State Auto Financial to make any payments required to be made by State Auto Financial hereunder or otherwise in respect of the Class A Preferred Stock (including, without limitation, any amounts payable upon any redemption of the Class A Preferred Stock, any dividends payable on the Class A Preferred Stock and the commitment fee payable under SECTION 2.3 hereof) directly to the Agent, for the benefit of the Lenders. Each such payment shall be made by State Auto Financial in accordance with the provisions of the Credit Agreement.

         8.11 PAYMENTS RECEIVED BY THE COMPANY UNDER BASIC DOCUMENTS. Any amounts paid to the Company under any of the Basic Documents (other than the proceeds of the Loans made under the Credit Agreement) shall be applied as directed by State Auto Financial.

         8.12 THIRD-PARTY BENEFICIARIES. Each of State Auto Financial and the Company agrees that the Agent and each Lender shall be third-party beneficiaries of this Agreement and shall be entitled to enforce its respective rights hereunder as fully as if it were a party hereto.

         8.13 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                      STATE AUTO FINANCIAL CORPORATION

                                      By /s/ John R. Lowther
                                         --------------------------------------
                                      Title: Senior Vice President

                                      Address for Notices:

                                      State Auto Financial Corporation
                                      518 East Broad Street
                                      Columbus, Ohio 43215
                                      Attention: John Lowther, Esq.
                                      Telecopier No.: 614-464-4911
                                      Telephone No.: 614-464-5052


                                      SAF FUNDING CORPORATION

                                      By
                                         --------------------------------------
                                      Title: VICE PRESIDENT

                                      Address for Notices:

                                      SAF Funding Corporation
                                      2 Wall Street
                                      New York, New York 10005
                                      Attention: Richard Taiano
                                      Telecopier No.: 212-346-9012
                                      Telephone No.: 212-346-9006





                                       S-1
              [TO AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                      STATE AUTO FINANCIAL CORPORATION

                                      By /s/ John R. Lowther
                                         --------------------------------------
                                      Title: Senior Vice President

                                      Address for Notices:

                                      State Auto Financial Corporation
                                      518 East Broad Street
                                      Columbus, Ohio 43215
                                      Attention: John Lowther, Esq.
                                      Telecopier No.: 614-464-4911
                                      Telephone No.: 614-464-5052


                                      SAF FUNDING CORPORATION

                                      By /s/ Andy Yan
                                         --------------------------------------
                                      Title: VICE PRESIDENT

                                      Address for Notices:

                                      SAF Funding Corporation
                                      2 Wall Street
                                      New York, New York 10005
                                      Attention: Andy Yan
                                      Telecopier No.: 212-346-9012
                                      Telephone No.: 212-346-9006





                                       S-1
              [TO AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT]

                           STANDBY PURCHASE AGREEMENT

                                   SCHEDULE 1
                                     PART A

                                 EQUITY RIGHTS


State Auto Financial has in place several stock option plans, all of which are registered with the SEC. These plans are disclosed in the footnotes to the financial statements of State Auto Financial filed with the SEC form 10K for the year 2000. A copy of these Stock Option Plan footnotes is attached hereto as Exhibit A.




Agreemen/Standby Purchase Agreement 11-05-01

               STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
   (a majority-owned subsidiary of State Automobile Mutual Insurance Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10) PREFERRED STOCK

     State Auto Financial has authorized two classes of preferred stock. For both classes, upon issuance, the Board of Directors has authority to fix and determine the significant features of the shares issued, including, among other things, the dividend rate, redemption price, redemption rights, conversion features and liquidation price payable in the event of any liquidation, dissolution, or winding up of the affairs of State Auto Financial. See note 6
(a) regarding State Auto Financial's obligation to issue redeemable preferred shares to SPC in connection with its catastrophic reinsurance arrangements with a financial institution.

     The Class A preferred stock is not entitled to voting rights until, for any period, dividends are in arrears in the amount of six or more quarterly dividends.

(11) STOCK INCENTIVE PLANS

     The Company follows Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock incentive plans. For stock options granted to employees of Mutual in 1999, the Company also followed APB 25 and related interpretations, as the Company deemed such employees to be common law employees of the Company. Compensation cost charged against operations in 2000 and 1999 were $31,000 and $137,000, respectively, for those employee stock options granted where the exercise price was less than the market price of the underlying stock on the date of grant. Had compensation cost for the Company's plans been determined based on the fair values at the grant dates consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation," SFAS No. 123), the Company's pro forma net earnings and net earnings per share information would have been as follows:

                                                   2000       1999      1998
                                                   ----       ----      ----
                                                     (in thousands, except
                                                       per share figures)

Pro forma net earnings .......................... $45,784    41,414    35,700

Pro forma net earnings per common share
  Basic ......................................... $  1.19      1.02      0.85
  Diluted ....................................... $  1.17      1.00      0.83

The fair value of options granted in 2000, 1999 and 1998 were estimated at the date of grant using the Black-Scholes option-pricing model. The weighted average fair values and related assumptions for options granted were as follows:

                                                   2000       1999      1998
                                                   ----       ----      ----

Fair value ...................................... $4.66      $4.49     $6.10
Dividend yield ..................................   .90%       .90%      .75%
Risk free interest rate .........................  6.51%      5.77%     5.31%
Expected volatility factor ......................   .34        .32       .31
Expected life (years) ...........................   7.2        5.7       6.6

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     The Company has stock option plans for certain directors and key employees. The nonemployee directors' plan provides each nonemployee director an option to purchase 1,500 shares of common stock following each annual meeting of the shareholders at an option price equal to the fair market value at the last business day prior to the annual meeting. The Company has reserved 300,000 shares of common stock under this plan. These options are exercisable at issuance to 10 years from date of grant. The key employee's plan provides that qualified stock options

               STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
   (a majority-owned subsidiary of State Automobile Mutual Insurance Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

may be granted at an option price not less than fair market value at date of grant and that nonqualified stock options may be granted at any price determined by the options committee of the Board of Directors. The Company has reserved 5,000,000 shares of common stock under this plan. These options are exercisable at such time or times as may be determined by a committee of the Company's Board of Directors. Normally, for certain employees these options are exercisable from 1 to 10 years from date of grant and 3 to 10 years for remaining employees.

     The Company has an employee stock purchase plan with a dividend reinvestment feature, under which employees of the Company may choose at two different specified time intervals each year to have up to 6% of their annual base earnings withheld to purchase the Company's common stock. The purchase price of the stock is 85% of the lower of its beginning-of-interval or end-of-interval market price. The Company has reserved 2,400,000 shares of common stock under this plan. At December 31, 2000, 1,699,000 shares have been purchased under this plan.

     The Company has a stock option incentive plan for certain designated independent insurance agencies that represent the Company and its affiliates. The Company has reserved 400,000 shares of common stock under this plan. The plan provides that the options become exercisable on the first day of the calendar year following the agency's achievement of specific production and profitability requirements over a period not greater than two calendar years from date of grant or a portion thereof in the first calendar year in which an agency commences participation under the plan. Options granted and vested under this plan have a 10-year term. The Company has accounted for the plan in its accompanying financial statements at fair value. The fair value of options granted was estimated at the reporting date or vesting date using the Black-Scholes option-pricing model. The weighted average fair value and related assumptions for 2000 and 1999, respectively, were as follows: fair value of $10.91 and $4.02; dividend yield of .90% for both years; expected volatility factor of .32 and .30; risk-free interest rate of 5.19% and 6.80%; and expected life of the option of 9.0 and 9.7 years. Expense of $493,000 and $105,000 associated with this plan was recognized in 2000 and 1999, respectively.

     A summary of the Company's stock option activity and related information for these plans for the years ended December 31, 2000, 1999 and 1998, follows:

                                    2000                       1999                       1998
                           ------------------------   ------------------------   ------------------------
                               WEIGHTED-AVERAGE           WEIGHTED-AVERAGE           WEIGHTED-AVERAGE
                           OPTIONS   EXERCISE PRICE   OPTIONS   EXERCISE PRICE   OPTIONS   EXERCISE PRICE
                           -------   --------------   -------   --------------   -------   --------------
                                         (numbers in thousands, except per share figures)
Outstanding, beginning
  of year                   2,546       $ 7.76         2,272        $ 6.76        2,019        $ 5.04
    Granted                   492        10.29           453         11.24          339         16.31
    Exercised                (129)        4.32          (165)         3.34          (86)         4.02
    Canceled                  (57)       11.15           (14)        10.52           --            --
                            -----                      -----                      -----
Outstanding, end of year    2,852         8.28         2,546          7.76        2,272          6.76
                            =====                      =====                      =====

A summary of information pertaining to options outstanding and exercisable as of December 31, 2000 follows:

                                           OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                              ---------------------------------------------   -------------------------
                                        WEIGHTED-AVERAGE
                                            REMAINING      WEIGHTED-AVERAGE            WEIGHTED-AVERAGE
RANGE OF EXERCISE PRICES      NUMBER    CONTRACTUAL LIFE    EXERCISE PRICE    NUMBER    EXERCISE PRICE
-------------------------     ------    ----------------   ----------------   ------   ----------------
                                         (numbers in thousands, except per share figures)
Less than $5.00                 734           2.0               $ 3.98           734        $ 3.98
$5.01 - $10.00                1,004           4.9                 6.66           961          6.56
Greater than $10.01           1,114           8.5                12.58           537         13.89
                              -----                                            -----
                              2,852           5.5                 8.28         2,232          7.47
                              =====                                            =====

                           STANDBY PURCHASE AGREEMENT


                                   SCHEDULE 1
                                     PART B


During 2001, the common shares of STFC became a permitted investment in the State Auto 401(k) Capital Accumulation Plan (the "CAP") plan and in non-qualified deferred compensation plans for key employees and directors. The CAP and Employee Non-Qualified Deferred Compensation Plan were registered with the SEC. The Directors' Non-Qualified Deferred Compensation Plan was not registered with the SEC, since it is within the scope of an exception to registration. The participants in the non-qualified deferred compensation plans are unsecured creditors of State Auto and part of the obligations under those plans will reflect the value of STFC common shares to the extent any participants investments are so directed. Fidelity Investments is the Trustee of the CAP.

State Auto Financial has an active program of share repurchases ongoing as authorized by its board of directors.




Agreemen/Standby Purchase Agreement part B 11-05-01

                                                               EXHIBIT A to the
                                                      Standby Purchase Agreement






                   [Form Class A Preferred Stock Certificate]

                 [Front of Class A Preferred Stock Certificate]

CERTIFICATE
NUMBER                                                                   SHARES
------                                                                   ------

_________________                                               ________________


                        STATE AUTO FINANCIAL CORPORATION
                           Incorporated under the laws
                              of the State of Ohio

                                                               CUSIP __________

                      SEE REVERSE SIDE FOR CERTAIN TRANSFER
                  RESTRICTIONS AND OTHER IMPORTANT INFORMATION

     This is to Certify that ______________________________ is the owner of

     ______________________________________________________________________


                     FULLY PAID AND NON-ASSESSABLE SHARES OF
                     CLASS A PREFERRED STOCK NO PAR VALUE OF
                        State Auto Financial Corporation

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         WITNESS the seal of the Corporation and the signatures of its duly authorized officers.


______________________________               __________________________________
Secretary                                           Chief Executive Officer


                                             __________________________________
                                                          President

                [Reverse of Class A Preferred Stock Certificate]


                        STATE AUTO FINANCIAL CORPORATION

         The Corporation will furnish upon request and without charge to each shareholder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights.

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SAID SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



In addition, the shares evidenced by this certificate are subject to the restrictions on transfer set forth in the Terms and Conditions attached hereto.

                              TERMS AND CONDITIONS

                                       of

                             CLASS A PREFERRED STOCK

                                       of

                        STATE AUTO FINANCIAL CORPORATION

_______________________________________________________________________________

                       Pursuant to Section 1701.14 of the
                          Ohio General Corporation Law
_______________________________________________________________________________


         Section 1. GENERAL.

         The certificate to which these Terms and Conditions are attached represents one or more shares of Class A Preferred Stock, no par value (the "CLASS A PREFERRED STOCK"), of State Auto Financial Corporation, an Ohio corporation (the "CORPORATION"). The stated value and liquidation preference per share of the Class A Preferred Stock shall be equal to $1,000,000
(the "REDEMPTION VALUE").

         Section 2. DEFINITIONS.

         Capitalized terms used herein shall have the meanings set forth in this
SECTION 2:

         "APPLICABLE REDEMPTION DATES" means, with respect to any shares of Class A Preferred Stock, each of the 2nd, 4th, 6th, 8th, 10th, 12th, 14th, l6th, 18th and 20th Quarterly Dates immediately following the date of issuance of such shares of Class A Preferred Stock.

         "BANK ONE" means Bank One, NA and any successor entity.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BUSINESS DAY" shall mean any day on which (a) commercial banks are not authorized or required to close in New York City or Chicago and (b) (prior to the Rate Conversion Date) dealings in Dollar deposits are carried out in the London interbank market.

         "BY-LAWS" means the Code of Regulations of the Corporation, as amended or restated from time to time.

         "CERTIFICATE OF INCORPORATION" means the Articles of Incorporation of the Corporation as amended or restated from time to time.

         "CLASS A PREFERRED STOCK" has the meaning assigned to such term in
SECTION 1 hereof.

         "CLASS B PREFERRED STOCK" means all Class B Preferred Stock, no par value, issued by the Corporation.

         "COMMON STOCK" means all common stock, of any series and of any par value or no par value issued by the Corporation.

         "CORPORATION" means State Auto Financial Corporation, an Ohio corporation.

         "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of November 16, 2001, between SAF Funding, the Lenders party thereto and Bank One, as Agent, as modified and supplemented and in effect from time to time, a copy of which is maintained on file in the Principal Corporate Office.

         "DIVIDEND RATE" means, for each Eurodollar Rate Period relating to any Class A Preferred Stock, the Eurodollar Rate for such Eurodollar Rate Period PLUS (a) 1% per annum from the date of purchase of such Class A Preferred Stock to but not including the first anniversary of such purchase, (b) 1.25% per annum from the first anniversary of such purchase to but not including the third anniversary of such purchase, and (c) 1.50% per annum from and after the third anniversary of such purchase.

         "DOLLARS" and "$" mean lawful money of the United States of America.

         "EURODOLLAR BASE RATE" means, with respect to any shares of Class A Preferred Stock for the relevant Eurodollar Rate Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Eurodollar Rate Period, PROVIDED that, (a) if Reuters Screen FRBD is not available to Bank One for any reason, the applicable Eurodollar Base Rate for the relevant Eurodollar Rate Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Rate Period, and having a maturity equal to such Eurodollar Rate Period, and (b) if no such British Bankers' Association Interest Settlement Rate is available to Bank One, the applicable Eurodollar Base Rate for the relevant Eurodollar Rate Period shall instead be the rate determined by Bank One to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Rate Period, in the approximate amount of the aggregate Redemption Value of such shares of Class A Preferred Stock and having a maturity equal to such Interest Period.

         "EURODOLLAR RATE" means, for any shares of Class A Preferred Stock for any Eurodollar Rate Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Rate Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Period.

         "EURODOLLAR RATE PERIOD" means, with respect to any shares of Class A Preferred Stock, each period commencing on the date such Class A Preferred Stock is issued or (in the case of a continuation of one Eurodollar Rate Period to the next) the last day of the next preceding Eurodollar Rate Period for such Class A Preferred Stock and ending on the numerically corresponding day in the third calendar month thereafter, except that each Eurodollar Rate Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) no Eurodollar Rate Period may commence before and end after any Applicable Redemption Date unless, after giving effect thereto, the aggregate Redemption Value of shares of Class A Preferred Stock having Eurodollar Rate Periods that end after such Applicable Redemption Date shall be equal to or less than the aggregate Redemption Value of shares of Class A Preferred Stock scheduled to be outstanding after giving effect to the redemption payments required to be made on such Applicable Redemption Date; and
(b) each Eurodollar Rate Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (c) notwithstanding clause (a) above, no Eurodollar Rate Period shall have a duration of less than three months.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by Bank One from three Federal funds brokers of recognized standing selected by Bank One in its sole discretion.

         "HOLDER" means SAF Funding or any subsequent holder of shares of Class A Preferred Stock.

         "LOANS" means the Loans made to SAF Funding under the Credit Agreement.

         "PERSON" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, a limited liability company or other entity.

         "PRINCIPAL CORPORATE OFFICE" means the principal corporate office of the Corporation located at 518 East Broad Street, Columbus, Ohio 43215.

         "QUARTERLY DATES" means the last Business Day of March, June, September and December in each year, the first of which shall be the last Business Day of December, 2001.

         "RATE CONVERSION DATE" shall mean the first date upon which the Holder is a person or entity other than any of SAF Funding, State Automobile Mutual Insurance Company, an Ohio mutual insurance company, any Lender party to the Credit Agreement or the Agent under the Credit Agreement.

         "REDEMPTION VALUE" has the meaning assigned to such term in SECTION 1 hereof.

         "RESERVE REQUIREMENT" has the meaning assigned to such term in the Credit Agreement.

         "SAF FUNDING" means SAF Funding Corporation, a Delaware corporation.

         "SECRETARY" means the Secretary of the Corporation.

         "TRIGGER EVENT" means the occurrence of (a) any "Event of Default" described in the Credit Agreement (other than those events described in Section
7.5 or 7.6 thereof) and the acceleration of the Loans thereunder; or (b) an "Event of Default" described in Section 7.5 or 7.6 of the Credit Agreement.

         Section 3. DIVIDENDS AND DISTRIBUTIONS.

         (a) The Holder, in preference to the holders of shares of Class B Preferred Stock and the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, dividends at the Dividend Rate on the Redemption Value of each share, payable in arrears in cash. Accrued dividends on the Class A Preferred Stock shall be payable on the last day of each Eurodollar Rate Period for the applicable Class A Preferred Stock and upon the redemption of any Class A Preferred Stock (but only on the aggregate Redemption Value of the Class A Preferred Stock so redeemed), PROVIDED that after the Rate Conversion Date, said dividends shall be payable quarterly on the last Business Day of March, June, September and December of each year.

         (b) Dividends payable with respect to any share of Class A Preferred Stock shall begin to accrue at the Dividend Rate and be cumulative from the date of issuance of such Class A Preferred Stock (whether or not such dividends have been declared and whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends). Dividends paid on the shares of Class A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated PRO RATA on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of Holder entitled to receive payment of a dividend declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

         (c) The Holder shall not be entitled to receive any dividends or other distributions except as provided in these Terms and Conditions.

         (d) Whenever (i) any dividend payable pursuant to paragraph (a) of this
SECTION 3 has not been paid when due, thereafter and until all accrued and unpaid dividends payable pursuant to paragraph (a) of this SECTION 3 have been paid in full or (ii) the Corporation shall not have redeemed shares of Class A Preferred Stock on the date such redemption is required pursuant to SECTION 5 hereof, thereafter and until such redemption payment shall have been made the Corporation shall not (A) declare or pay dividends on any shares of Class B Preferred Stock or Common Stock or make any other distributions on any shares of Class B Preferred Stock or Common Stock, whether upon liquidation, redemption or otherwise; or

(B) redeem or purchase or otherwise acquire for consideration any shares of Class B Preferred Stock or Common Stock, whether upon liquidation, redemption, or otherwise.

         Section 4. VOTING RIGHTS.

         Except as provided in the Certificate of Incorporation, and except for any voting rights provided by law, the Holder shall have no voting rights and its consent shall not be required for the taking of any corporate action.

         Section 5. REDEMPTION.

         (a) On each of the first four Applicable Redemption Dates for any shares of Class A Preferred Stock the Corporation shall redeem, without prior notice to the Holder, out of funds legally available therefor, 7.5% of the number of shares of Class A Preferred Stock issued on the date of issuance of such shares of Class A Preferred Stock, on each of the fifth through eighth Applicable Redemption Dates for any shares of Class A Preferred Stock the Corporation shall redeem, without prior notice to the Holder, out of funds legally available therefor, 10% of the number of shares of Class A Preferred Stock issued on the date of issuance of such shares of Class A Preferred Stock, and on the ninth Applicable Redemption Date for any shares of Class A Preferred Stock the Corporation shall redeem, without prior notice to the Holder, out of funds legally available therefor, 15% of the number of shares of Class A Preferred Stock issued on the date of issuance of such shares of Class A Preferred Stock, in each case by paying to the Holder the aggregate Redemption Value for such Class A Preferred Stock so redeemed plus any accrued but unpaid dividends thereon. On the tenth Applicable Redemption Date for such shares of Class A Preferred Stock the Corporation shall redeem, without prior notice to the Holder, out of funds legally available therefor, the balance of the number of shares of Class A Preferred Stock issued on such date of issuance, by paying to the Holder the aggregate Redemption Value for such Class A Preferred Stock so redeemed plus any accrued but unpaid dividends thereon.

         (b) Upon the occurrence and during the continuance of any Trigger Event, the Holder may require the Corporation to redeem out of funds of the Corporation legally available therefor, all or any portion of the Class A Preferred Stock for a redemption price equal to the aggregate Redemption Value for the Class A Preferred Stock so redeemed plus any accrued but unpaid dividends thereon. Upon written notice delivered by the Holder to the President of the Corporation, such Redemption Value plus such dividends shall be immediately due and payable.

         (c) The Corporation may, by delivering written notice that is received by the Holder not later than 10:00 a.m. New York time on the third Business Day prior to the date of the relevant redemption, redeem out of funds of the Corporation legally available therefor, all or any portion of the Class A Preferred Stock for a redemption price equal to the aggregate Redemption Value for the Class A Preferred Stock so redeemed plus any accrued but unpaid dividends thereon.

         (d) From and after the date of a redemption, unless default shall be made by the Corporation in providing for the payment of the aggregate Redemption Value for the Class A Preferred Stock so redeemed plus accrued but unpaid dividends thereon, all dividends on the Class A Preferred Stock so redeemed shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, all rights of the Holder with respect to such shares, except the right to receive such Redemption Value and dividends, shall cease and terminate.

         Section 6. REACQUIRED SHARES.

         Any shares of Class A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and shall be restored to the status of authorized but unissued shares of Class A Preferred Stock of the Corporation and may thereafter be issued. Upon any redemption pursuant to
SECTION 5 hereof of a fractional number of shares of Class A Preferred Stock, the Corporation shall reissue to the Holder Class A Preferred Stock having an aggregate Redemption Value equal to the $1,000,000 MULTIPLIED BY the sum of 1 MINUS such fractional number.

         Section 7. LIQUIDATION, DISSOLUTION OR WINDING UP.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holder shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders an amount equal to the Redemption Value per share plus all accrued and unpaid dividends thereon to the date of such payment, and no distribution shall be made to the holders of shares of Common Stock, the Class B Preferred Stock or any other capital stock of the Corporation unless prior thereto the Holder shall have received an amount equal to the Redemption Value per share plus all accrued and unpaid dividends thereon, to the date of such payment.

         Section 8. RANK.

         The Class A Preferred Stock shall rank as to dividends and distribution of assets prior to the Class B Preferred Stock, the Common Stock and all other shares of stock of the Corporation.

         Section 9. PAYMENTS.

         Except to the extent otherwise provided herein, all payments to be made by the Corporation in respect of the Class A Preferred Stock shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Holder at an account designated by the Holder, not later than 12:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If the due date of any payment hereunder would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and dividends shall be payable on the aggregate Redemption Value of any shares of Class A Preferred Stock for the period of such extension.

         Section 10. FISCAL YEAR.

         The Corporation will not change the last day of its fiscal year from December 31 of each year.

                                                                EXHIBIT B to the
                                                      Standby Purchase Agreement

                            [Form of Purchase Notice]

                                     [Date]

SAF Funding Corporation

____________________________________
____________________________________
____________________________________



         Re: Standby Purchase Agreement dated as of November 16, 2001, among State Auto Financial Corporation and SAF Funding Corporation (as modified and supplemented and in effect from time to time, the "STANDBY PURCHASE AGREEMENT").

Ladies and Gentlemen:

         Reference is made to the Standby Purchase Agreement referred to above. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Standby Purchase Agreement.

         Pursuant to Section 2.2 of the Standby Purchase Agreement, State Auto Financial hereby notifies you that it intends to sell to you ________ shares of Class A Preferred Stock with an aggregate Redemption Value of
$____________________(1) on _____________, 200__(2).


                                          STATE AUTO FINANCIAL CORPORATION



                                          By ___________________________________

                                             Title: ____________________________



------------

(1) Insert an amount at least equal to $10,000,000 or a larger multiple of $1,000,000.

(2) Insert a date falling on or after the fourth Business Day following the date of this Purchase Notice.

                                                               EXHIBIT C to the
                                                     Standby Purchase Agreement



          [Form of Opinion of General Counsel of State Auto Financial)

                                                       __________________,_____



SAF Funding Corporation (the "COMPANY")

To Bank One, NA,
as Agent (the "AGENT") under, and
each of the Lenders party to, the
Amended and Restated Credit Agreement dated as of November 16, 2001, among the Company, the Agent and such Lenders

Ladies and Gentlemen:

         I am the general counsel of State Auto Financial Corporation ("STATE AUTO FINANCIAL") and have acted as counsel to State Auto Financial in connection with the Amended and Restated Standby Purchase Agreement dated as of November 16, 2001 (the "STANDBY PURCHASE AGREEMENT") between State Auto Financial and the Company, pursuant to which the Company has agreed to purchase, from time to time, a certain number of shares of State Auto Financial's Class A Redeemable Preferred Stock, no par value per share (the "CLASS A PREFERRED Stock"). This opinion letter is delivered to you pursuant to Section 3(b) of the Standby Purchase Agreement in connection with the proposed issuance and sale by State Auto Financial, and the purchase by the Company, on the date hereof, of ____ shares of the Class A Preferred Stock (the "PURCHASED STOCK").

         In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

         (a)  the Standby Purchase Agreement;

         (b) certificates evidencing the Purchased Stock (the "PURCHASED STOCK CERTIFICATES"); and

         (c) such records of State Auto Financial and such other documents as I have deemed necessary as a basis for the opinions expressed below.

         In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon certificates of governmental officials and appropriate representatives of State Auto Financial and upon representations made in or pursuant to the Standby Purchase Agreement.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

                  1. State Auto Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  2. State Auto Financial has all requisite corporate power and authority to issue and sell the Purchased Stock and execute and deliver the Purchased Stock Certificates.

                  3. The issuance and sale of the Purchased Stock to the Company and execution and delivery by State Auto Financial of the Purchased Stock Certificates have been duly authorized by all necessary corporate action on the part of State Auto Financial.

                  4. The Purchased Stock Certificates have been duly executed and delivered by State Auto Financial.

                  5. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Ohio (other than any authorizations, approvals, consents, filings and registrations heretofore duly made or obtained and in full force and effect) is required on the part of State Auto Financial for issuance and sale of the Purchased Stock to the Company and the execution and delivery of the Purchased Stock Certificates.

                  6. The issuance and sale of the Purchased Stock to the Company and the execution and delivery of the Purchased Stock do not and will not (a) violate any provision of the Articles of Incorporation or Code of Regulations of State Auto Financial, (b) violate any applicable law, rule or regulation of the United States of America or the State of Ohio, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to State Auto Financial of which I have knowledge (after due inquiry) or
         (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which such State Auto Financial or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of State Auto Financial or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  7. The Purchased Shares are validly issued and outstanding, are fully paid and non-assessable and have, and entitle the holders thereof to, the relative rights and preferences set forth with respect to the Class A Preferred Stock in the Purchased Stock Certificates.

                  8. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting State Auto Financial or any of its Property that, if adversely determined, could have a Material Adverse Effect (excluding any Material Adverse Effect resulting from the catastrophic loss claims and/or loss adjustment expenses to which the issuance of the Purchased Stock relates).

         The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of Ohio, and I do not express any opinion as to the laws of any other jurisdiction. The opinions contained in this letter are rendered only as of the date hereof and I undertake no obligation to update this letter or the opinions contained herein after the date hereof. The opinions contained in this letter only constitute my professional judgment as to the consequences of and the applicability of certain laws to the documents and agreements referred to and the parties thereto and should not be considered to be a guarantee of any particular result.

         At the request of my clients, this opinion letter is provided to you by me in my capacity as counsel to State Auto Financial, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Basic Documents without, in each instance, my prior written consent.


                                  Very truly yours,

                                  John R. Lowther